EXHIBIT 10(f)

                       AMENDMENT TO SHAREHOLDERS AGREEMENT

      Amendment, made this 27th day of August 1997, by and among The Tirex Corporation (formerly, "Tirex America Inc."), a Delaware Corporation, 740 St. Maurice, Suite 201, Montreal, Quebec H3C 1L5 ("Tirex"), Frances Katz Levine, Esq., 621 Clove Road, Staten Island, New York 10310, ("Escrow Agent"), and Terence C. Byrne, 489 Grosvner Street, Westmount, Quebec, CA H3Y 2S5, inter alia parties to a certain Shareholders Agreement, dated as of July 3, 1995, as amended February 8, 1996 (the "Shareholders Agreement") by and among the shareholders of Canadian corporation No. 314361-9, known and doing business as "Tirex Canada Inc" ("Tirex Canada"). Terms used herein which are defined in the Shareholders Agreement and not defined herein shall have the same meaning herein as therein.

      Whereas, Mr. Byrne is an officer and director of Tirex and is a Canadian resident;

      Whereas, Contemporaneously herewith, pursuant to the terms of Section 2.(e)(iii) of the Shareholders Agreement, Tirex is requesting that Kenneth J. Forbes, 2076 Sherbrooke Street West, Montreal, Quebec 113HDG5 Canada, ("Forbes"), another party to the Shareholders Agreement, transfer seventeen (17) of the Escrowed Shares (the "Transfer Shares") to Mr. Byrne.

      Whereas, in accordance with the terms and conditions of the said Section 2(e)(iii) of the Shareholders Agreement, upon Tirex's request, Forbes must transfer all or any part of the Escrowed Shares to any officer and director of Tirex, who is at the time of such request a Canadian resident, and Forbes shall have no further rights or claims in respect of such Escrowed Shares or any other shares or other securities of Tirex Canada provided that the person to whom the Escrowed Shares are transferred, receives such Escrowed Shares pursuant to the terms of a Shareholders Agreement identical in its terms to the Shareholders Agreement.

      Whereas, Mr. Byrne has agreed to accept and hold the Transfer Shares pursuant to the terms of a Shareholders Agreement identical in its terms to the Shareholders Agreement by way of this amendment thereto.

      Whereas, Pursuant to the terms of Section 2(e)(iii) of the Shareholders Agreement, Simultaneously with the execution of this Amendment, the Escrow Agent will release the seventeen Transfer Shares from escrow and transfer them from Mr. Forbes to Mr. Byrne.


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

      Now therefore, in consideration of the premises and of the mutual promises and covenants hereinafter set forth, the parties agree to amend the Shareholders Agreement as follows:

A.  AMENDMENTS

Section 2. "Conditions of Transfer"

         Section 2 is amended, so as to read as follows:

         (a) Terence C. Byrne and Louis V. Muro agree to hold any and all shares Tirex Canada now held or hereinafter acquired by them, singly or collectively, pursuant to the following terms and conditions:

         (a) Upon the execution of this Amendment, Kenneth Forbes shall transfer and deliver to Byrne the seventeen Transfer Shares of the common stock of Tirex Canada;

         (b) Immediately upon his receipt of the Transfer Shares, Byrne shall Simultaneously deliver, or cause to be delivered on his behalf, to the Escrow Agent for deposit into escrow pursuant to the terms hereof, the seventeen Transfer Shares together with the number of stock powers, endorsed in blank for transfer of such shares, as the Escrow Agent shall request (hereinafter, the seventeen Transfer Shares delivered to the Escrow Agent pursuant to this paragraph 2(b) and all other shares of Tirex Canada Common Stock of which Mr. Bryne and Mr. Muro, or either one of them is the record holder, or any part of such shares for as long as they shall remain in escrow hereunder, shall be referred to as the "Escrowed Shares").

         (c) The Escrowed Shares shall be considered to be issued and outstanding stock of Tirex Canada and shall enjoy all voting rights accorded to all other issued and outstanding shares of the same class and Byrne shall have the power to vote the Escrowed Shares while such shares remain in escrow pursuant to this agreement.

         (d) Any shares issued in the name of Mr. Byrne or Mr. Muro, in respect of any of the Escrowed Shares, pursuant to a stock split or reclassification of shares shall be deposited with the Escrow Agent and such additionally deposited shares shall be subject to the terms and conditions of this Agreement. Similarly, any and all distributions of shares or cash, issued and/or distributed by reason of the ownership of the Escrowed Shares, shall likewise be placed in escrow, subject to the terms and conditions hereof.


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

         (e) The Escrowed Shares shall be held in escrow until such time as the occurrence, and/or from time to time the occurrences, of one or more of the following events:

         (i) Any time, and from time to time, as one or more third parties, who are Canadian residents, shall make an equity investment in Tirex Canada by way of the purchase of one or more Canadian Investment Shares, then in such event one or more of the Escrowed Shares, equal in number to the number of Canadian Investment Shares so purchased by such third parties, shall be removed from escrow and returned to Tirex Canada where they shall be retired to the status of authorized but unissued shares of Class A common stock of Tirex Canada; the removal from escrow of any of the Escrowed Shares pursuant to this subparagraph 2(e)(i) shall not in any way affect the status of the balance of the Escrowed Shares, all of which shall remain in escrow subject to the terms of this agreement.

         (ii) Tirex shall exercise the Tirex Option to repurchase the Canadian Investment Shares, in which event all of the Escrowed Shares shall be transferred to Tirex, with no further consideration paid to Mr. Byrne or Mr. Muro in respect thereof, so as to cause Tirex Canada to become a wholly-owned subsidiary of Tirex, with neither Mr. Byrne nor Mr. Muro having any further rights or claims in respect of such Escrowed Shares or any other shares or other securities of Tirex Canada.

         (iii) Tirex shall request that Mr. Byrne or Mr. Muro, or both of them transfer all or any part of the Escrowed Shares to any officer and director of Tirex who is at the time of such request canadian resident provided however that such person shall be required to receive such Escrowed Shares pursuant to the terms of a Shareholders Agreement identical in its material terms to this agreement and neither Mr. Byrne nor Mr. Muro shall have any further rights or claims in respect of such Escrowed Shares or any other shares or other securities of Tirex Canada.

         (iv) In the event of the death of Mr. Byrne or Mr. Muro, all of the Escrowed Shares will be transferred back to Tirex and the estate of Byrne and Mr. Muro shall have no further rights or claims in respect of such Escrowed Shares or any other shares or other securities of Tirex Canada.

                  (v)      This Shareholders Agreement is terminated pursuant to
                           Section 5 hereof, in which event the Escrowed Shares shall be released in accordance with the provisions of such Section 5.

Section 5.  Duration and Termination

         Section 2 is amended, so as to read as follows:

      The term of this Agreement will expire on the first to occur of: (i) all of the Escrowed Shares shall have been released from escrow pursuant to the terms of Paragraph 2(e) hereof, or (ii) May 2, 2001, unless sooner extended unilaterally by Tirex upon written notice to Byrne. If by such expiration date the conditions for release have not been met, the Escrowed Shares are to be transferred and delivered to Tirex, upon which event neither Mr. Byrne nor Mr. Muro shall have any further rights or claims in respect of such shares and the Escrow Agent shall be relieved of all further obligations hereunder.

B.  NO OTHER AMENDMENTS

      Except as expressly provided in this Amendment, all of the terms and conditions of the Shareholders Agreement remain in full force and effect.

C.  COUNTERPARTS

      This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one Amendment.

      In Witness Whereof, the parties hereto have caused this Amendment to be executed the day and year first above written.


THE TIREX CORPORATION

By  /s/ Terence C. Byrne                             /s/ Louis V. Muro
  --------------------------                         ---------------------------
    Terence C. Byrne                                 Louis V. Muro

   /s/ Terence C. Byrne                              /s/ Kenneth J. Forbes
  --------------------------                         ---------------------------
   Terence C. Byrne                                  Kenneth J. Forbes


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